UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: April 30, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware
0-13803
33-0637631
(State or other jurisdiction of incorporation)
(Commission File Number)
(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor
New York, New York
(Address of principal executive offices)

10010
(Zip Code)
(212)  231-0092
(Registrant's Telephone Number, including Area Code)


(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) On April 30, 2018, Robert F.X. Sillerman resigned as Chairman of the Board of Directors (the "Board") of Function(x) Inc., as well as his positions as a member of the Board and Chief Executive Officer of the Company, effective immediately. Mr. Sillerman has served as a Director of the Company and Executive Chairman of the Board since February 2011. He was named the Company's Chief Executive Officer effective June 19, 2012.

The Company and Mr. Sillerman have entered into an amendment of his February 16, 2011 employment Agreement with the Company (as amended, the "Employment Agreement"). Mr. Sillerman will be employed as a Special Advisor to the Company at minimal compensation, but will retain certain benefits under his Employment Agreement, including medical and dental insurance, a car and driver, and (if necessary) security services at the Company's expense.

(b) On April 30, 2018, the Board of Directors of the Company appointed Frank E. Barnes III to succeed Mr. Sillerman as the
Company's Chief Executive Officer.

Mr. Barnes, 68 years old, was appointed a director of the Company on November 31, 2016. He has over 40 years of extensive experience and financial expertise in the media, entertainment and information; real estate; and transportation industries; and in making principal investments in and serving as financial and strategic senior advisor to growth companies with responsibilities for recapitalizations, private placements, mergers and acquisitions, and going public transactions. Prior to joining the Company, Mr. Barnes was the executive director of Carolina Barnes Corporation, and president of its former NASD/FINRA-registered broker-dealer. Prior to founding Carolina Barnes in 1989, Mr. Barnes was employed with Mabon Nugent & Co., a privately held investment banking firm, as the executive vice president responsible for its investment and merchant banking groups. In addition to his responsibilities within Carolina Barnes, Mr. Barnes has served as chief revenue officer and director of StorageBlue Equities LLC, a self-storage warehouse business, from March 2014 to June 2015, and as president and director of Ocean State Windpower Inc., a manufacturer of wind turbine generators, from August 2009 to December 2012. Throughout the course of his career, Mr. Barnes has served both as a senior executive and on the board of directors of over a dozen companies, including serving as a director of SFX Entertainment Inc. from December 2015 to November 2016, and on the Nominating and Corporate Governance Committee and Special Committee of SFX. Simultaneously with his employment with the company, Mr. Barnes has resigned as an independent director.

Mr. Barnes has no family relationships with any director, executive officer or person nominated or chosen by the Company to become director or executive officer of the Company. Mr. Barnes is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

Mr. Barnes' employment agreement calls for a base salary of $120,000.

(c)	On April 30, 2018, Michelle Lanken has resigned as a director of the Company. Ms. Lanken was appointed as a director in November 2017, and continues to serve the Company as its Chief Financial Officer. Following the resignation from the Company's Board of Directors of Mr. Sillerman and Ms. Lanken, the board consists of three members:
Peter Horan and Michael J. Meyer, who are independent directors, and Frank E. Barnes III, who is a management director.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




FUNCTION(X) INC.
Date: May 4, 2018
By:
/s/ Michelle Lanken
Name: Michelle Lanken

Title: Chief Financial Officer